                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

          Filed by the registrant /X/
          Filed by a party other than the registrant / /
          Check the appropriate box:
          / / Preliminary proxy statement
          /X/ Definitive proxy statement
          / / Definitive additional materials
          / / Soliciting material pursuant to Rule 14a-11(c) or Rule
      14a-12

     _____________________CHRIS-CRAFT INDUSTRIES, INC.____________________
                (Name of Registrant as specified in Its Charter)

      ____________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

      Payment of filing fee (Check the appropriate box):

          /X/ $125 per Exchange Act Rule 0-11(a)(l)(ii), 14a-6(i)(l), or 14a-6(j)(2).

          / / $500 per each party to the controversy pursuant to Exchange
          Act
            Rule 14a-6(i)(3).

          (1) Title of each class of securities to which transaction applies:
      --------------------------------------------------------------------

          (2) Aggregate number of securities to which transaction applies:
      --------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      --------------------------------------------------------------------

          (4) Proposed maximum aggregate value of transaction:
      --------------------------------------------------------------------

          / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1) Amount previously paid:
      --------------------------------------------------------------------

          (2) Form, schedule or registration statement no.:
      --------------------------------------------------------------------

          (3) Filing party:
      --------------------------------------------------------------------

          (4) Date filed:
      --------------------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 28, 1994

TO THE STOCKHOLDERS OF
  CHRIS-CRAFT INDUSTRIES, INC.:

    The annual meeting of the stockholders of Chris-Craft Industries, Inc. ("Chris-Craft") will be held at the Arizona Biltmore, 24th Street & Missouri, Phoenix, Arizona 85016 on April 28, 1994, at 9:00 A.M., for the purpose of considering and acting upon the following matters:

        (1) Election of directors.

        (2) Approval and adoption of the 1994 Management Incentive Plan.

        (3) Approval and adoption of the 1994 Director Stock Option Plan.

        (4) Approval of performance-based compensation for:

           (a) the chief executive officer

           (b) the executive vice-president

        (5) A stockholder's proposal relating to inclusion of women and minorities on the Board of Directors, if such proposal is brought before the meeting.

        (6) Ratification of the selection of Price Waterhouse as auditors of Chris-Craft for the year ending December 31, 1994.

        (7) Such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on February 28, 1994 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

    You are cordially invited to attend the meeting. Arrangements have been made for interested stockholders to visit our Phoenix television station, KUTP, after the meeting. Whether or not you plan to attend the meeting, you are urged promptly to complete, date and sign the enclosed proxy and to mail it to Chris-Craft in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Dated: New York, New York
     March 25, 1994

                                          By Order of the Board of Directors,

                                                       BRIAN C. KELLY, SECRETARY

                          CHRIS-CRAFT INDUSTRIES, INC.
                   767 FIFTH AVENUE, NEW YORK, NEW YORK 10153

                              -------------------

                                PROXY STATEMENT
                               -----------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Chris-Craft for use at the annual meeting of stockholders on April 28, 1994 and at any adjournment thereof. March 25, 1994 is the approximate date on which this Proxy Statement and the accompanying form of proxy are first being mailed to stockholders.

    As of February 28, 1994, the record date for the meeting, Chris-Craft had outstanding 20,152,297 shares of Common Stock, 7,361,797 shares of Class B Common Stock, 297,287 shares of $1.40 Convertible Preferred Stock and 73,399 shares of Prior Preferred Stock, being the classes of stock entitled to vote at the meeting. Each share of Common Stock entitles its holder to one vote, and each share of Class B Common Stock entitles its holder to ten votes. Each share of $1.40 Convertible Preferred Stock entitles its holder to 29.2 votes, or 203.7 votes if he was the holder of such share on November 10, 1986 (or is a "Permitted Transferee," as defined in Chris-Craft's Restated Certificate of Incorporation). Each share of Prior Preferred Stock entitles its holder to .3 vote, or 6.3 votes if he was the holder of such share on November 10, 1986 (or is a Permitted Transferee). Notwithstanding the foregoing, if the holder of record of a share of Class B Common Stock, $1.40 Convertible Preferred Stock or Prior Preferred Stock is a broker or dealer in securities, a bank or voting trustee or a nominee of any such, or if such share is otherwise held of record by a nominee of the beneficial owner of such share, then such share of Class B Common Stock entitles such record holder to one vote, such share of $1.40 Convertible Preferred Stock entitles such record holder to 29.2 votes, and such share of Prior Preferred Stock entitles such record holder to .3 vote, except to the extent that such record holder establishes to Chris-Craft's satisfaction, pursuant to procedures set forth in Chris-Craft's Restated Certificate of Incorporation, that such share has been held continuously since November 10, 1986 or its later issuance by a named beneficial owner (whose address must also be specified). The proxy solicited by this Proxy Statement is revocable at any time before it is voted.

    The  presence at the meeting in person  or by proxy of stockholders entitled to cast a majority of the votes at the meeting constitutes a quorum. The election of directors is decided by a plurality of the votes cast. The favorable vote of holders of shares entitling them to cast a majority of votes entitled to be cast by holders present or represented at the meeting is required to approve the 1994 Management Incentive Plan and the 1994 Director Stock Option Plan. The favorable vote of holders of shares entitling them to cast a majority of votes cast on the respective proposals is required to approve the executive performance-based compensation for the chief executive officer and the executive vice president. Abstentions have the same legal effect as a vote against the 1994 Management Incentive Plan and the 1994 Director Stock Option Plan, and have no effect with respect to performance-based compensation for the two executive officers. Broker non-votes have no effect on the proposals being acted upon.

    The proxies named in the enclosed form of proxy and their substitutes will vote the shares represented by the enclosed form of proxy, if the proxy appears to be valid on its face, and, where a choice is specified by means of the ballot on the form of proxy, will vote in accordance with each specification so made.

                             ELECTION OF DIRECTORS

NOMINEES OF THE BOARD OF DIRECTORS

    The proxy will be voted as specified thereon and, in the absence of contrary instruction, will be voted for the reelection of Howard Arvey, Lawrence R. Barnett, James J. Rochlis, and John C. Siegel as directors until the third annual meeting following the April 28, 1994 meeting, and for the election of Dr. Jeane J. Kirkpatrick as director until the second annual meeting following the 1994 meeting and until their respective successors are elected and qualified. Information with respect to each such nominee, as well as the seven present directors whose terms of office expire at the first or second annual meeting following the April 28, 1994 meeting, is set forth below:

                                                                                               AGE,          HAS SERVED
                                 OTHER POSITIONS WITH CHRIS-CRAFT, PRINCIPAL OCCUPATION    FEBRUARY 28,      AS DIRECTOR
NAME                                        AND CERTAIN OTHER DIRECTORSHIPS                    1994             SINCE
- -------------------------------  ------------------------------------------------------  -----------------  -------------
                                              NOMINEES FOR THREE-YEAR TERM
Howard Arvey...................  Of  Counsel, Wildman, Harrold,  Allen & Dixon, Chicago             72             1975
                                   law firm
Lawrence R. Barnett............  Consultant,   retired   Executive   Vice    President,             80             1963
                                   Chris-Craft;   Director,  United   Television,  Inc.
                                   ("UTV") (1)
James J. Rochlis...............  Consultant,   retired   Executive   Vice    President,             77             1958
                                   Chris-Craft
John C. Siegel.................  Senior Vice President; Director, BHC and UTV                       41             1994
                                                NOMINEE FOR TWO-YEAR TERM
Jeane J. Kirkpatrick...........  Leavey Professor of Government, Georgetown University;             67           --
                                   Senior Fellow, the American Enterprise Institute for
                                   Public Policy Research
                                      INCUMBENT DIRECTORS--TWO-YEAR REMAINING TERM
Norman Perlmutter..............  Chairman  of  the Board  and Chief  Executive Officer,             60             1975
                                   Heitman  Financial  Ltd.,   real  estate   financial
                                   services;   Director,  McArthur/Glen  Realty  Corp.,
                                   United Asset Management Corporation and UTV
Evan C Thompson................  Executive Vice President,  Chris-Craft and  President,             51             1982
                                   Television Division; Director, UTV
William D. Siegel..............  Senior Vice President; Director, BHC                               38             1994
                                      INCUMBENT DIRECTORS--ONE-YEAR REMAINING TERM
David F. Linowes...............  Professor  of Political Economy  and Public Policy and             76             1958
                                   Boeschenstein  Professor  Emeritus,  University   of
                                   Illinois
Alvin R. Rozelle...............  Retired Commissioner, National Football League                     68             1968
Herbert J. Siegel..............  Chairman  of  the  Board  and  President, Chris-Craft;             65             1959
                                   Chairman of the Board, BHC and UTV
T. Chandler Hardwick, III......  Headmaster,  Blair   Academy,  independent   secondary             41          1994
                                   school

- ---------
(1) UTV is a majority owned subsidiary of BHC Communications, Inc. ("BHC"), which is a majority owned subsidiary of Chris-Craft.

    The principal occupation of each of the directors for the past five years is stated in the foregoing table, except that, until January 1, 1992, Mr. Arvey was a partner of Arvey, Hodes, Costello & Burman, a Chicago law firm. In case a nominee shall become unavailable for election, which is not expected, it is intended that the proxy solicited hereby will be voted for whomever the present Board of Directors shall designate to fill such vacancy.

    Two Senior Vice Presidents and nominees for the Board of Directors of Chris-Craft, John C. Siegel and William D. Siegel, are sons of Herbert J. Siegel.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    Chris-Craft  has  established  standing audit  and  compensation committees,
among  others,   to  assist   the  Board   of  Directors   in  discharging   its
responsibilities. Chris-Craft has no nominating committee.

    The Audit Committee reviews Chris-Craft's internal controls, the objectivity of its financial reporting and the scope and results of the auditing engagement. It meets with appropriate Chris-Craft financial personnel and independent public accountants in connection with these reviews. This committee recommends to the Board the appointment of the independent public accountants, subject to ratification by the stockholders at the annual meeting, to serve as auditors for the following year in examining the corporate accounts. The public accountants periodically meet with the Audit Committee and have access to the committee at any time. The committee held two meetings during 1993. Its members are Messrs. Arvey and Linowes.

    The Compensation Committee makes recommendations to the Board with respect to the compensation of officers. Its members are Messrs. Arvey, Linowes and Rozelle. The Committee held four meetings during 1993. The Board Compensation Committee Report on Executive Compensation appears on page 10.

    Chris-Craft's Board of Directors held 8 meetings during 1993. During that period, Mr. Rozelle attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and the committee of the Board on which he served.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The management of Chris-Craft has been informed that, as of February 28, 1994, the persons and groups identified in Table I below, including all directors, nominees for director, executive officers and all owners known to Chris-Craft of more than 5% of any class of Chris-Craft voting securities, owned beneficially, within the meaning of Securities and Exchange Commission ("SEC") Rule 13d-3, the securities of Chris-Craft reflected in such table. Except as reflected in Tables II and III, as of February 28, 1994, each director or executive officer of Chris-Craft disclaims beneficial ownership of securities of any Chris-Craft subsidiary. Except as otherwise specified, the named beneficial owner claims sole investment and voting power as to the securities reflected in the tables.

                  I. BENEFICIAL OWNERSHIP OF CHRIS-CRAFT STOCK

                                            $1.40 CONVERTIBLE            CLASS B
                                                PREFERRED                 COMMON                  COMMON
                                               STOCK(2)(3)            STOCK(2)(3)(4)          STOCK(3)(5)(6)
                                           --------------------    --------------------    --------------------
                                           NUMBER OF   PERCENT     NUMBER OF   PERCENT     NUMBER OF   PERCENT
BENEFICIAL OWNER(1)                         SHARES     OF CLASS     SHARES     OF CLASS     SHARES     OF CLASS
- ----------------------------------------   ---------   --------    ---------   --------    ---------   --------
Howard Arvey............................         100         *        57,428         *       93,386          *
Lawrence R. Barnett(7)..................      50,900        17.1%  1,924,895        23.0%  2,929,573        13.0%
T. Chandler Hardwick, III...............      --         --           --         --           5,000      --
Jeane J. Kirkpatrick....................      --         --           --         --           5,000          *
David F. Linowes........................      10,605         3.6%    208,073         2.7%   360,385          1.8%
Joelen K. Merkel(8).....................      --         --           20,114         *       57,965          *
Norman Perlmutter.......................      --         --            5,551         *       39,200          *
James J. Rochlis........................      16,199         5.4%    975,263        12.7%  1,656,230         7.8%
Alvin R. Rozelle........................      --         --              939         *       39,036          *
Herbert J. Siegel(9)....................     167,057        56.2%  4,555,854        42.9%  6,766,501        25.6%
John C. Siegel(10)......................       6,000         2.0%    384,842         5.1%   504,026          2.4%
William D. Siegel(10)...................       5,315         1.8%    329,987         4.4%   588,199          2.9%
Evan C Thompson(11).....................         130         *       633,668         8.6%  1,262,992         6.0%
All directors and executive officers as
  a group, including the directors and
  executive officers named above(12) (14
  persons)..............................     255,684        86.0%  7,914,553        64.1%  12,098,325       38.7%
The Equitable Companies
  Incorporated(13)......................      --         --        1,153,490        15.7%  1,366,512         6.4%
Gabelli & Company, Inc., Gabelli Funds,
  Inc., GAMCO Investors, Inc., and Mario
  J. Gabelli(14)........................      --         --        1,226,788      16.7%    5,232,255      24.5%
The Gabelli Equity Trust Inc.(15).......      --         --          482,086       6.6%     482,086        2.3%

- ---------
* Less than 1%.
 (1) The address of The Equitable Companies Incorporated is 787 Seventh Avenue, New York, New York 10019; the address of Gabelli & Company, Inc., Gabelli Funds, Inc., GAMCO Investors, Inc., and Mario J. Gabelli, The Gabelli Value Fund, Inc. and The Gabelli Equity Trust Inc. is One Corporate Center, Rye, New York 10580; the address of each other beneficial owner named in the table is c/o Chris-Craft Industries, Inc., 767 Fifth Avenue, New York, New York 10153.
 (2)  Each  share  of  $1.40  Convertible Preferred  Stock  is  convertible into
      9.73794 shares of Common Stock and 19.47587 shares of Class B Common Stock, except that if such share of $1.40 Convertible Preferred Stock was transferred after November 10, 1986 other than to a Permitted Transferee, such share is convertible into 29.21381 shares of Common Stock. Each share of Class B Common Stock is convertible into one share of Common Stock.
 (3) At December 31, 1993, (a) the Trustee of the Chris-Craft Employees' Stock Purchase Plan (the "Stock Purchase Plan") held 364,323 shares of Class B Common Stock, 464,855 shares of Common Stock and 246 shares of $1.40 Convertible Preferred Stock (representing 5%, 2% and less than 1% of the outstanding shares of the respective classes at February 28, 1994), and
      (b) the Trustees under the Chris-Craft Profit Sharing Plan (the "Profit Sharing Plan") held 150,000 shares of Class B Common Stock (representing 2% of the outstanding shares of the class at February 28, 1994). A committee

                                                  (NOTES CONTINUED ON NEXT PAGE)

      appointed by the Board of Directors of Chris-Craft to administer the Stock
      Purchase  Plan is  empowered to  direct voting of  the shares  held by the
      Trustee under that plan,  and the Trustees under  the Profit Sharing  Plan are empowered to vote and dispose of the shares held by that plan. Herbert
      J. Siegel, James J. Rochlis and Lawrence R. Barnett are the members of the committee  under the  Stock Purchase Plan  and are the  Trustees under the
      Profit Sharing Plan.  The numbers of  shares set forth  in the table  with respect  to each director or named executive officer other than Herbert J.
      Siegel, James J. Rochlis  and Lawrence R. Barnett  exclude shares held  in the  Profit Sharing Plan  and include, with respect  to the Stock Purchase
      Plan, only shares vested at December  31, 1993. The numbers of shares  set forth  in the table  with respect to  each of Herbert  J. Siegel, James J.
      Rochlis, Lawrence R. Barnett and all directors and executive officers as a group include all  shares held in  the Profit Sharing  Plan and the  Stock
      Purchase  Plan as  of December  31, 1993.  If, at  February 28,  1994, the
      shares of $1.40  Convertible Preferred  Stock held in  the Stock  Purchase
      Plan  at December 31, 1993 had been converted and the Class B Common Stock issuable upon such conversion had been  added to the Class B Common  Stock then  held in  the Stock  Purchase Plan and  the Profit  Sharing Plan, the
      shares of Class B Common Stock held in the two plans would represent 7% of the Class B Common Stock that would have been outstanding; if, at February
      28, 1994, the  shares of  $1.40 Convertible  Preferred Stock  held in  the
      Stock  Purchase Plan at December 31, 1993  had been converted, the Class B
      Common Stock then held in the  Stock Purchase Plan and the Profit  Sharing
      Plan, or issuable upon conversion of the $1.40 Convertible Preferred Stock held  in the Stock Purchase Plan, had been converted, and the Common Stock issuable upon such  conversions had been  added to the  Common Stock  then held in such plans, the shares of Common Stock held in the two plans would represent 5% of the Common Stock that would have been outstanding.
 (4)  Includes  shares of Class  B Common Stock issuable  upon conversion of the
      $1.40 Convertible  Preferred Stock  reflected in  the table  opposite  the identified  person or group. In accordance with SEC rules, the percentages shown have been computed assuming that the only shares converted are those shares reflected opposite the identified person or group.
 (5)  Includes shares  of Common  Stock issuable  upon conversion  of the  $1.40
      Convertible  Preferred Stock  and Class  B Common  Stock reflected  in the table opposite  the identified  person or  group. In  accordance with  SEC rules,  the percentages  shown have been  computed assuming  that the only shares converted are those shares reflected opposite the identified person or group.
 (6)  Includes with respect to the following directors the indicated numbers  of shares  issuable on exercise of options  previously granted under the 1989
      Director Stock Option Plan or to be granted immediately following the 1994 annual meeting of stockholders under the 1994 Director Stock Option  Plan, if adopted; Howard Arvey, 30,873; Lawrence R. Barnett, 43,250; T. Chandler
      Hardwick,  III,  5,000; Jeane  J.  Kirkpatrick, 5,000;  David  F. Linowes,
      48,876; Norman  Perlmutter, 30,873;  James J.  Rochlis, 48,876;  Alvin  R.
      Rozelle, 37,624.
 (7)  Ownership  includes  10,919 shares  of  Class B  Common  Stock owned  by a charitable foundation  of which  Mr. Barnett  and certain  members of  his family are the directors.
 (8)  Ownership  includes 17,166 shares  of Common Stock  issuable pursuant to a currently exercisable stock option.
 (9)  Ownership includes 110,000 shares of  Common Stock issuable pursuant to  a currently  exercisable  stock option  and excludes  an option  for 300,000 shares to be granted pursuant  to Chris-Craft's 1994 Management  Incentive
      Plan and 13,000 shares of $1.40 Convertible Preferred Stock, 60,711 shares of  Class B Common  Stock and 11,330  shares of Common  Stock owned by the director's wife.
(10)  Ownership includes  34,333 shares  of Common  Stock issuable  pursuant  to currently exercisable stock options.

                                                  (NOTES CONTINUED ON NEXT PAGE)

(11)  Ownership  includes 259,368  shares of  Common Stock  issuable pursuant to currently exercisable stock  options, and excludes  an option for  200,000 shares  to be granted pursuant  to Chris-Craft's 1994 Management Incentive
      Plan.
(12)  Ownership includes all  shares held  in the  Stock Purchase  Plan and  the
      Profit Sharing Plan as of December 31, 1993 (see Note 3), all other shares reflected  in  the table  with respect  to  directors and  named executive officers, and all other  shares, including an  additional 6,866 shares  of
      Common  Stock issuable  pursuant to  currently exercisable  stock options, held by an executive officer of Chris-Craft not named in the table. Of the shares held in the  Stock Purchase Plan, 116  shares of $1.40  Convertible
      Preferred Stock, 223,022 shares of Class B Common Stock and 363,254 shares of  Common  Stock  were held  for  the  accounts of  employees  other than directors or executive officers.
(13)  Shared voting  power is  claimed  as to  77,511  shares of  Common  Stock.
      Information is furnished herein in reliance on Amendment No. 5 to Schedule
      13G  with respect to Class B Common Stock and Amendment No. 12 to Schedule
      13G with respect to Common Stock of The Equitable Companies  Incorporated,
      each  dated February 9, 1994 filed with the SEC jointly with AXA and Alpha
      Assurances  I.A.R.D.  Mutuelle,   Alpha  Assurances   Vie  Mutuelle,   AXA
      Assurances  I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and Uni Europe
      Assurance Mutuelle, as a group.
(14)  Voting power is  disclaimed as  to 1,011,951  shares of  Common Stock  and
      544,143  shares of Class B Common Stock, and both shared voting and shared investment power are claimed as to 22,962 shares. Information is furnished herein in reliance on Amendment No. 24 to Schedule 13D of the named owners dated October 13, 1993, filed with the SEC.
(15)  The named  owners  disclaim  investment power  respecting  the  referenced shares.  Information is furnished  herein in reliance  on Schedule 13Gs of the named owners, respectively  dated February 19,  1993 and February  15,
      1994, filed with the SEC.

              II. BENEFICIAL OWNERSHIP OF BHC CLASS A COMMON STOCK

                                                                                                          NUMBER
BENEFICIAL OWNER                                                                                       OF SHARES(1)
- -----------------------------------------------------------------------------------------------------  -------------
Howard Arvey.........................................................................................          650
Lawrence R. Barnett(2)...............................................................................          309
T. Chandler Hardwick, III............................................................................       --
Jeane J. Kirkpatrick.................................................................................       --
David F. Linowes.....................................................................................          151
Joelen K. Merkel(3)..................................................................................          200
Norman Perlmutter....................................................................................      --
James J. Rochlis(2)..................................................................................        1,109
Alvin R. Rozelle.....................................................................................      --
Herbert J. Siegel(2).................................................................................          538
John C. Siegel.......................................................................................      --
William D. Siegel....................................................................................          231
Evan C Thompson......................................................................................      --
All Chris-Craft directors and executive officers as a group,
  including the directors and executive officers named above (14 persons)(2).........................        2,570

- ---------
(1) Each amount shown represents less than 1% of the class. In accordance with SEC rules, percentages have been computed deeming as not outstanding 226,503 shares of BHC Class A Common Stock held by UTV.
(2) Ownership includes 309 shares held in the Chris-Craft Profit Sharing Plan, of which Messrs. Siegel, Barnett and Rochlis are Trustees. See Note 3 to Table I.
(3)  Shares are owned jointly with the executive officer's husband.

                 III. BENEFICIAL OWNERSHIP OF UTV COMMON STOCK

                                                                                          NUMBER   PERCENT
                                                                                            OF      OF
BENEFICIAL OWNER                                                                          SHARES   CLASS
- ----------------------------------------------------------------------------------------  -------  ----
Howard Arvey............................................................................    --     --
Lawrence R. Barnett(1)..................................................................  229,155    2.2%
T. Chandler Hardwick, III...............................................................    --     --
Jeane J. Kirkpatrick....................................................................    --     --
David F. Linowes........................................................................    --     --
Joelen K. Merkel........................................................................    --     --
Norman Perlmutter.......................................................................   2,000     *
James J. Rochlis........................................................................    --     --
Alvin R. Rozelle........................................................................    --     --
Herbert J. Siegel(1)(2).................................................................  229,155    2.2%
John C. Siegel..........................................................................  229,155    2.2%
William D. Siegel.......................................................................    --     --
Evan C Thompson.........................................................................  25,000     *
All Chris-Craft directors and executive officers as a group,
  including the directors and executive officers named above (14 persons)(1)............  256,155    2.5%

- ---------
* Less than 1%
(1) At December 31, 1993, (a) the Trustee of the Employees' Stock Purchase Plan of UTV (the "UTV Stock Purchase Plan") held 219,155 shares of UTV Common Stock (representing 2.1% of the outstanding shares at February 28, 1994), and (b) the Trustees under the UTV Profit Sharing Plan held 10,000 shares of UTV Common Stock (representing less than 1% of the outstanding shares at February 28, 1994). A committee appointed by the Board of Directors of UTV to administer the UTV Stock Purchase Plan is empowered to direct voting of the shares held by the Trustee under that plan, and the Trustees under the UTV Profit Sharing Plan are empowered to vote and dispose of the shares held by that plan. Herbert J. Siegel, Lawrence R. Barnett, John C. Siegel and another executive officer of UTV are the members of the committee under the UTV Stock Purchase Plan and are the Trustees of the UTV Profit Sharing Plan. The numbers of shares set forth in the table with respect to each of Herbert J. Siegel, Lawrence R. Barnett, John C. Siegel and all directors and executive officers as a group include all shares held in the UTV Stock Purchase Plan and the UTV Profit Sharing Plan as of December 31, 1993.
(2)  Ownership excludes 666 shares owned by the director's wife.

EXECUTIVE COMPENSATION

    The following table sets forth all plan and non-plan compensation paid to the named individuals for services rendered in all capacities to Chris-Craft and its subsidiaries during the three years ended December 31, 1993.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                      COMPENSATION
                                                                      -------
                                                      ANNUAL          AWARDS
                                                 COMPENSATION(1)      -------
                                               --------------------   SECURITIES
                                               SALARY      BONUS      UNDERLYING  ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR    ($)        ($)       OPTIONS(#) COMPENSATION($)
- ---------------------------------------  ----  -------  -----------   -------  ------------
Herbert J. Siegel......................  1993  884,975    3,677,785     --       682,620 (2)
 Chairman of the Board                   1992  860,034    1,298,187     --       441,752
  and President                          1991  834,175    1,179,990     --       521,878
Joelen K. Merkel.......................  1993  200,000      175,000     --        60,472 (3)
 Vice President                          1992  125,000      125,000   50,000      38,478
  and Treasurer                          1991  125,000       40,000     --        27,882
John C. Siegel.........................  1993  450,000      350,000     --       123,029 (4)
 Senior Vice President                   1992  235,000      400,000   100,000     95,381
                                         1991  235,000      135,000     --        69,341
William D. Siegel......................  1993  450,000      350,000     --       122,856 (5)
 Senior Vice President                   1992  235,000      700,000   100,000    140,256
                                         1991  235,000      140,000     --        70,091
Evan C Thompson........................  1993  800,000      600,000     --       225,279 (6)
 Executive Vice President                1992  750,000      300,000   100,000    166,413
  and President, Television Division     1991  700,000      204,000     --       149,441

- ---------
(1) Excludes automobile allowance of $1,200 per month paid to each of the named individuals and perquisites and other personal benefits aggregating less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named person.
(2) Reflects Chris-Craft contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $271,990 with respect to the Stock Purchase Plan and $410,630 with respect to the Profit Sharing Plan.
(3) Reflects Chris-Craft contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $24,077 with respect to the Stock Purchase Plan and $36,395 with respect to the Profit Sharing Plan.
(4) Reflects Chris-Craft contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $48,384 with respect to the Stock Purchase Plan and $74,645 with respect to the Profit Sharing Plan.
(5) Reflects Chris-Craft contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $48,211 with respect to the Stock Purchase Plan and $74,645 with respect to the Profit Sharing Plan.
(6) Reflects Chris-Craft contributions, or accruals under the Benefit Equalization Plan in lieu of contributions and forfeiture allocations, of $96,634 with respect to the Stock Purchase Plan and $128,645 with respect to the Profit Sharing Plan.

    No stock option was granted to any of the named individuals during 1993.

    The following table sets forth information concerning each exercise of stock options during 1993 by each of the named individuals, along with the year-end value of unexercised options.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                                             AT FISCAL YEAR-END(#)       AT FISCAL YEAR-END($)
                             SHARES ACQUIRED     VALUE     --------------------------  -------------------------
NAME                         ON EXERCISE(#)   REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
- ---------------------------  ---------------  -----------  -----------  -------------  ----------  -------------
Herbert J. Siegel..........             0              0      354,435              0    2,781,181             0
Joelen K. Merkel...........        10,564        214,477       17,166         34,333      130,807       261,621
John C. Siegel.............        70,882      1,056,426       34,333         68,666      251,622       503,244
William D. Siegel..........       138,392      2,462,260       34,333         68,666      251,622       503,244
Evan C Thompson............       106,326      2,177,057      259,368         68,666    1,303,645       523,242

EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS

    Chris-Craft entered into employment agreements with Herbert J. Siegel and Evan C Thompson, as of January 1, 1994.

    The 1994 employment agreement with Herbert J. Siegel (Mr. Siegel's agreement) provides for his continued service as Chief Executive Officer for an initial term ending December 31, 1998, which term will extend automatically for one year as of the end of each of the first two years of the term, unless either party gives contrary notice to the other. Annual base salary is $950,000, subject to adjustment ("COLA adjustment") annually to reflect price level increases, as reported in a U.S. Department of Labor Consumer Price Index. Deferred compensation in the amount of $550,000 annually is credited to the deferred compensation account referred to under PERFORMANCE-BASED COMPENSATION FOR HERBERT J. SIEGEL AND EVAN C THOMPSON, as well as interest on the account balance, to be computed based on the yield of U.S. Treasury instruments maturing in five years. The account balance will be paid to Mr. Siegel in five annual installments after termination of the employment term.

    Mr. Siegel's agreement provides that in the event of any change in control of Chris-Craft during the employment term, the employment term will be extended automatically to the third anniversary following such change in control, if the employment term otherwise would have terminated before such third anniversary.

    Mr. Siegel has the right to terminate the employment term in the event of a diminution of his authority or other material breach by Chris-Craft of Mr. Siegel's agreement or the occurrence without his consent of specified fundamental changes in Chris-Craft. In the event of such termination, he is entitled to receive in lump sum, an amount equal to the base salary, deferred compensation and consulting fees that would have been payable to him through the term of the agreement (assuming no additional extensions of the employment term after such termination), plus an amount equal to the mean performance bonuses theretofore paid or payable to him multiplied by the number of years remaining in the employment term. If Mr. Siegel dies during the employment term, Mr. Siegel's estate is to receive for each of the three following 12-month periods an amount equal to "Average Annual Compensation"; and in the event of his disability, Mr. Siegel is to receive, annually for the remainder of the employment term, an amount equal to one-half of his Average Annual Compensation. "Average Annual Compensation" generally means the executive's average base salary plus bonus for a specified period prior to the event. Additionally, if any payment to Mr. Siegel pursuant to the agreement should be subject to the excise tax imposed on " golden parachutes" by Section 4999 of the Code, Chris-Craft will pay on his behalf or reimburse him in an amount equal to the sum of the excise tax and related interest and penalties, if any, plus any income taxes (and related penalties and interest) that may become payable by Mr. Siegel arising from Chris-Craft's compliance with such payment or reimbursement obligations, such that he would be in the same position as he would have been had no excise tax been imposed.

    During the consulting term, which will commence on expiration of the employment term and end 5 years thereafter, Mr. Siegel is to receive annual compensation of $500,000 (subject to COLA adjustment), is required to devote not more than 20 hours in any month to Chris-Craft's affairs, and is prohibited from engaging in activity competitive with Chris-Craft. If Mr. Siegel dies during the consulting term, his estate is to receive the full consulting fee until the third anniversary of his death or the end of the consulting term, whichever is earlier; if he is disabled, he is entitled to receive one-half of the consulting fee until the end of the consulting term. For each year covered by Mr. Siegel's agreement, Chris-Craft will match on a cumulative basis up to $200,000 of his charitable contributions in addition to matching his contributions under any other charitable gift matching program of Chris-Craft or any subsidiary.

    As additional inducement to enter into Mr. Siegel's agreement, Chris-Craft has made "split-dollar" life insurance agreements with each of Mr. Siegel's two sons, pursuant to which, under each agreement, Chris-Craft procured and will pay the full amount of each annual premium for 15 years on last-to-die policies on the lives of Herbert J. Siegel and his wife. Each of the sons is the owner of policies having face amounts totaling $15 million, covered by his respective agreement and has the right to designate and change the beneficiaries thereunder. The cost of these policies will be shared between Chris-Craft and BHC in the respective proportions of 15% and 85% until they shall otherwise agree. The policies and the split-dollar agreements contemplate that an amount equal to the aggregate premiums paid, but without interest, will be repaid to Chris-Craft and BHC, upon the death of the last to die of the insureds or, prior thereto, upon the termination of the split-dollar agreements by the owners of the policies.

    The bonus provisions of Mr. Siegel's agreement being submitted for stockholder approval specify that Chris-Craft will pay Mr. Siegel a cash bonus equal to 1 1/2% of the amount by which Chris-Craft "Pre-tax Income" as defined, exceeds $36,000,000 for each fiscal year, as more fully described under PERFORMANCE-BASED COMPENSATION FOR HERBERT J. SIEGEL AND EVAN C THOMPSON.

    Mr. Thompson's 1994 employment agreement (Mr. Thompson's agreement) provides for his continued service in his current capacities on substantive terms similar to those specified in Mr. Siegel's agreement, except that there are three automatic one-year renewal terms, unless Mr. Thompson gives contrary notice respecting the first two or either party gives contrary notice respecting the third; annual deferred compensation is in the amount of $250,000, and Mr. Thompson can elect each year whether amounts deferred for such year will be paid in lump sum immediately, or over five years, after termination of the employment term; Mr. Thompson's consulting fee is $250,000 per year (subject to COLA adjustment) and the consulting term will end May 31, 2007; if Mr. Thompson dies during the employment term or the consulting term, a death benefit is payable until the earlier of the first anniversary of his death or the end of the consulting term; there is no split-dollar life insurance; Chris-Craft will match on a cumulative basis up to $100,000 of Mr. Thompson's charitable contributions during each year of the employment term; and the bonus and stock option arrangements are as follows:

    The bonus provisions of Mr. Thompson's agreement being submitted for stockholder approval specify that Chris-Craft will pay Mr. Thompson a cash bonus equal to 1% of the amount by which Chris-Craft's "TV Broadcast Cash Flow" for each fiscal year exceeds $20 million, up to $50 million, and 2% of the amount by which TV Broadcast Cash Flow exceeds $50 million, as more fully described under PERFORMANCE-BASED COMPENSATION FOR HERBERT J. SIEGEL AND EVAN C THOMPSON.

    The employment agreements provide that, if the 1994 Management Incentive Plan is approved by stockholders, Messrs. Siegel and Thompson will be granted stock options as set forth under 1994 MANAGEMENT INCENTIVE PLAN.

    Chris-Craft has also agreed, in the event of Mr. Siegel's death, to pay $2,000,000 to a beneficiary named by Mr. Siegel. Chris-Craft has purchased, and is the sole owner and beneficiary of, insurance on the life of Mr. Siegel and anticipates that the insurance benefits received by Chris-Craft will exceed the cost, after applicable income taxes, of paying the foregoing death benefit.
                              -------------------

    Benefits under the Chris-Craft Salaried Employees' Pension Plan are based on a participant's compensation, including salaries, bonuses and commissions. The plan provides a retirement annuity, generally based on specified percentages of annual compensation (for 1989 and subsequent years, generally 1.5% of the first $18,000 of compensation and 2.0% of the remainder) aggregated through the years of service. Estimated annual benefits payable upon retirement after working to age 65 (including benefits payable under the predecessor pension plan and the Benefit Equalization
Plan) are, for Joelen K. Merkel, John C. Siegel, William D. Siegel and Evan C Thompson, $226,675, $469,604, $ 574,018, and $768,761, respectively. Herbert J.
Siegel, who has reached age 65, is currently receiving $79,874 per year from the predecessor pension plan, and as of February 28, 1994, has accrued an additional annual benefit of $720,680 under the current pension plan.

    Under the Executive Deferred Income Plan, Chris-Craft entered into an agreement with each participating employee, whereby the employee agreed to defer $1,000 per year of salary in each of four years, and Chris-Craft agreed to make annual payments in specified amounts for 10 years in the event of the employee's death or for 15 years commencing at age 60. The plan also provides supplemental disability benefits of $10,000 per year from the onset of a disability until annual payments commence at age 60 or death. Benefits under the plan do not depend on compensation and are payable in full if the employee has accumulated 20 years of service, or is employed by Chris-Craft, when the condition for payment occurs. Maximum annual benefits payable in the event of death of Mrs. Merkel and Messrs. John C. Siegel, William D. Siegel and Thompson would be $101,585, $ 109,677, $ 136,853 and $55,137, respectively, for 10 years. Annual benefits payable to Mrs. Merkel and Messrs. John C. Siegel, William D. Siegel and Thompson commencing at age 60 would be $ 76,798, $83,076, $103,305 and $31,898, respectively, for 15 years, assuming full vesting of benefits. After an employee has participated in the plan for four years, premiums for insurance on his life are paid through policy loans involving no direct out-of-pocket cost to Chris-Craft. Accordingly, since 1987, Chris-Craft has made no payments under the plan with respect to the participation of any Chris-Craft executive officer, other than for interest on policy loans and disability waiver premiums.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee"), which is comprised of three directors who have never been employees of Chris-Craft, is responsible for reviewing the recommendations of the Chief Executive Officer (CEO) and making recommendations to the Board of Directors with respect to the salaries, bonuses, and other forms of compensation, including stock option grants, of Chris-Craft's executive officers.

    The Committee seeks to attract and retain executive officers of the highest caliber and motivate them to maximize the success of Chris-Craft's businesses by linking their compensation to performance. Each executive officer's cash compensation consists of two components: base salary and annual bonus.

    Base salary and bonus for the CEO was fixed by his employment agreement, which expired at the end of 1993. The contract, originally effective September 1, 1983, provided for an annual base salary that increased solely to reflect inflation and a performance based bonus equal to 1% of the amount by which
Chris-Craft's "Adjusted Pre-tax Income" for the fiscal year exceeded $15,000,000. In 1993, Chris-Craft's Adjusted Pre-tax Income exceeded $15,000,000 by $369,615,000, resulting in a higher bonus for the CEO than in 1992 when Adjusted Pre-tax Income exceeded $15,000,000 by $130,371,000, as Chris-Craft realized significant gains on the disposition of its Time Warner securities in 1993.

    The salary of the Executive Vice President and President, Television Division was likewise fixed by contract that expired at the end of 1993; his bonus is based on the recommendation of the CEO and the Committee's evaluation of his performance. In determining his 1993 bonus, the Committee considered that Television Division operating income set an all time record and that Television Division revenues exceeded budgeted and prior year levels. In addition, in 1993, the Television Division President spearheaded the formation of a new television network. Based on the foregoing and the CEO's perception of compensation levels for senior executives of comparable entertainment and communications companies, the CEO recommended, and the Compensation Committee approved, a larger bonus than last year's.

    The remaining executive officers are not directly responsible for the operating results of particular businesses. Their salaries for 1993 were fixed at the end of the prior fiscal year, based on subjective perceptions of salaries paid by comparable companies for comparable positions and their bonuses were based on subjective assessments of the executive officers' success at fulfilling the duties and responsibilities of their respective positions and the particular tasks assigned to them. The Committee generally adopts recommendations of the CEO, who bases his recommendations on past salary levels and his perception of the quality of their respective performances and attempts to match their salaries with his perception of salary levels at a small number of companies he considers comparable, which companies are not included in the S&P Broadcast Media Index but which operate in the entertainment industry. The CEO assesses executive officer performance in terms of normal responsibilities, assumption of extra responsibilities, and additional work related to special projects. No relative weight was assigned to any of the foregoing factors. Specifically, the bonuses of executive officers reflect their relative participation and performance, as perceived by the CEO, in various matters, including analysis and planning relating to government policies such as legislative and regulatory initiatives, analysis and negotiation of business acquisitions, planning new business ventures, and assumption of additional responsibilities. One executive officer's bonus was greater than in prior years, reflecting an assumption of greater responsibilities following retirement of another executive officer, while the bonuses of other executive officers were less than in the prior year because the prior year's bonus had reflected extraordinary transactions in that year.

    Each of the employment agreements for the CEO and the Executive Vice President provides that current compensation otherwise payable that is not deductible for federal income tax purposes under Section 162(m) of the Code, will be credited to a deferred compensation account and paid to the executive after his employment with Chris-Craft has terminated. No policy has been adopted with respect to Section 162(m) of the Code for the other executive officers, since their compensation levels are not in excess of $1 million.

    No stock option was granted to any of the named executive officers during 1993.

              HOWARD ARVEY    DAVID F. LINOWES    ALVIN R. ROZELLE

PERFORMANCE GRAPH

    The following line graph compares cumulative total shareholder return for Chris-Craft Common Stock, the Standard & Poor's ("S&P") 500 index and the S&P Broadcast Media index, assuming the investment of $100 in each in December 1988 and the monthly reinvestment of dividends. The performance shown on the graph is not necessarily indicative of future performance.

                                    [GRAPH]

    Pursuant to SEC rules, the material under the caption, Board Compensation Committee Report on Executive Compensation, through and including the line graph and related explanatory material, is not to be deemed "soliciting material" nor "filed" with the SEC. It is specifically excluded from any material incorporated by reference in Chris-Craft filings under the Securities Act of 1933 or Securities Exchange Act of 1934, whether such filings occur before or after the date of this proxy statement and notwithstanding anything to the contrary set forth in any such filing.

COMPENSATION OF DIRECTORS

    Directors of Chris-Craft receive a retainer of $35,000 per year plus $7,500 per year for service on each of the Audit and Compensation Committees, $3,000 per year for service on each of the ERISA and Investment Committees and $1,000 per year for service on the Benefit Equalization Plan Committee. Officers of Chris-Craft receive no additional compensation as directors. In 1993, Directors of Chris-Craft received a retainer of $25,000 per year plus $1,000 for each meeting of the Board of Directors attended and $3,000 per year for service on each of the Audit, Compensation, ERISA and Investment Committees and $1,000 per year for service on the Benefit Equalization Plan Committee. Officers of Chris-Craft received no additional compensation for service as directors.

    Lawrence R. Barnett and James J. Rochlis, each a director and retired Executive Vice President of Chris-Craft, served as consultants to Chris-Craft during 1993, each for compensation of $75,000 annually, and are continuing, on a year-to-year basis, to serve as consultants for the same compensation. Messrs. Barnett and Rochlis are consulted from time to time, as operating officers deem necessary, to obtain their advice and the benefit of their experience with respect to those Chris-Craft operations for which they were responsible during their years of service as executive vice presidents of Chris-Craft. Mr. Barnett consults respecting films and other media entertainment for broadcast by Chris-Craft. Mr. Rochlis consults with respect to Chris-Craft's Industrial Division and Chris-Craft environmental matters. Chris-Craft also pays premiums for health insurance for these consultants, which totaled $13,996 for Mr. Barnett and $9,918 for Mr. Rochlis in 1993.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Lawrence R. Barnett and James J. Rochlis, each a director and retired Executive Vice President of Chris-Craft, served as consultants to Chris-Craft during 1993, as more fully described under EXECUTIVE COMPENSATION -- Compensation of Directors.

    Laurey J. Barnett, who is the daughter of Lawrence R. Barnett, a director of Chris-Craft, continued during 1993 to serve UTV as Vice President and Director of Programming. Her salary and bonus for 1993 aggregated $222,000; she received a monthly automobile allowance of $600; and she participated in UTV benefit plans on the same basis as other eligible employees. Ms. Barnett's employment continues in the same capacity and on the same terms, except that her current salary is at the rate of $155,000 per year.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Chris-Craft's executive officers and directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in beneficial ownership of Chris-Craft equity securities with the SEC. Copies of those reports must also be furnished to Chris-Craft. Based solely on a review of the copies of reports furnished to Chris-Craft and written representations that no Forms 5 were required, Chris-Craft believes that during 1993 all filing requirements applicable to executive officers and directors were complied with, except as follows: Howard Arvey and Norman Perlmutter each filed their Forms 5 for 1993, respectively, one day and two days late due to the disruption in courier service as a result of severe weather conditions.

                         1994 MANAGEMENT INCENTIVE PLAN

    The Board of Directors has adopted the 1994 Management Incentive Plan (the "1994 Plan"), subject to stockholder approval. The Board of Directors believes that the 1994 Plan is desirable to attract and retain the best available talent and to encourage the highest level of performance. Fewer than 1,000 shares remain available for grant under the employee stock option plan most recently adopted by stockholders, the 1988 Management Incentive Plan.

    The 1994 Plan is set forth as Exhibit A to this Proxy Statement, and the following description is qualified in its entirety by this reference thereto.

    Under the 1994 Plan, options to purchase an aggregate of 2,500,000 shares of Chris-Craft Common Stock, $.50 par value ("Common Stock"), may be granted from time to time to employees, including officers and directors who are employees, of Chris-Craft or of any subsidiary of Chris-Craft, who have been so employed for at least one year at the end of the fiscal year ended immediately prior to the grant of the option (provided that the Board of Directors may authorize the grant of an option to an employee who has not served for such period). The aggregate number of shares which may be subject to options granted to any one employee within any period of three years shall not exceed 500,000 shares. Approximately 100 persons, including six executive officers, are expected to be eligible to participate in the 1994 Plan. Pursuant to the respective employment agreements with Chris-Craft dated as of January 1, 1994, if the 1994 Management Incentive Plan is adopted by stockholders at the 1994 Annual Meeting, Chairman, President, and Chief Executive Officer, Herbert J. Siegel will receive a 10-year option covering 300,000 shares of Common Stock, and Executive Vice President and President, Television Division, Evan C Thompson will receive a 10-year option covering 200,000 shares of Common Stock.

    The 1994 Plan is to be administered by a committee (the "Committee"), appointed by the Board of Directors, which will consist of at least two disinterested directors. Initially, the members of the Committee will be Howard Arvey, David F. Linowes and Alvin R. Rozelle. The Committee is generally empowered to interpret the 1994 Plan, to prescribe rules and regulations relating thereto, to determine the terms of option agreements, to amend them with the consent of the optionee, to determine the employees to whom options are to be granted and to determine the number of shares subject to each option granted.

    The per share exercise price of each option is established by the Committee and in each instance will not be less than the fair market value of a share of the Common Stock on the date the option is granted (110% of fair market value on the date of grant of an ISO, as defined below, if the optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Chris-Craft or any of its subsidiary corporations (a "10% Holder")). Upon exercise of an option, the optionee may pay the purchase price with securities of Chris-Craft previously acquired by him, if so permitted by the Committee or by the related option agreement.

    Options will be exercisable for a term determined by the Committee, which term will not be greater than ten years from the date of grant (five years for ISOs granted to a 10% Holder). Unless otherwise provided in an option agreement, generally an option will become fully exercisable three years from the date of grant or, subsequent to the first anniversary of the grant of the option, upon the earliest of the optionee's retirement, death, or permanent and total disability. Prior thereto, each option shall become exercisable as to one-third of the number of the shares covered thereby cumulatively upon each anniversary of the date of the grant. Except in the event of certain terminations of employment or death or permanent and total disability, no option may be exercised unless the holder thereof is then an employee of Chris-Craft or any subsidiary corporation. Options will not be transferable other than by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee or his guardian or legal representative.

    Options granted pursuant to the 1994 Plan may be designated as incentive stock options ("ISOs") with the attendant tax benefits provided under Section 422 of the Internal Revenue Code of 1986 (the "Code"). The 1994 Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the Common Stock subject to ISOs exercisable for the first time by an employee during any calendar year (under all plans of Chris-Craft and any subsidiary corporation) may not exceed $100,000.

    Stock appreciation rights ("SARs") may also be awarded to holders of options granted under the 1994 Plan at any time prior to the exercise in full of the related option and on the same terms and conditions. A SAR permits a holder of a related option to surrender the option with respect to all or any part of the shares covered thereby and to receive from Chris-Craft in exchange therefor a payment having an aggregate value equal to the Right Value of one share multiplied by the number of shares as to which the related option is surrendered. Payment may be made in the form of cash or Common Stock, in the discretion of the Committee. The Right Value of a share is the greater of (A) the amount by which the fair market value of one share when the SAR is exercised exceeds the option price per share and (B) the amount by which the book value of one share when the SAR is exercised exceeds the book value of one share when the related option was granted, except that if the related option is an ISO, the Right Value is determined only pursuant to clause (A). Each SAR is exercisable for the same term and terminates under the same conditions as the related option.

    Upon any termination of employment that is either for cause or voluntary on the part of the employee and without the consent of Chris-Craft or any subsidiary corporation that is the employer, all options held by an optionee under the 1994 Plan, to the extent not theretofore exercised, will terminate, except that a non-ISO option held by an employee who continues after termination of employment to serve Chris-Craft as a consultant may continue in effect. If employment is otherwise terminated (except by reason of death or permanent and total disability), an option may be exercised at any time within three months after such termination, to the extent the optionee was entitled to do so at the date of termination of employment. If the optionee dies or becomes permanently and totally disabled subsequent to the first anniversary of the option grant, the option shall be exercisable as to all shares of Common Stock remaining subject to the option, and the optionee or his personal representative may exercise the option within nine months after the earlier of the commencement of such disability or death.

    The number of shares subject to option and the exercise price of options are subject to adjustment or cash settlement as the Committee determines appropriate in the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, and similar events. In the event of certain basic changes in Chris-Craft, including a change in control of Chris-Craft, in the discretion of the Committee, each option shall terminate simultaneously with such change in control, and Chris-Craft shall pay to the optionee in lieu thereof a cash settlement equal to the product of the Right Value of a share of Common Stock and the number of shares subject to the option, regardless whether any installment is then exercisable.

    The Board of Directors may suspend, terminate, modify or amend the 1994 Plan, provided, however, that (except for adjustments by reason of stock dividends, recapitalizations, mergers and similar events) any increase in the aggregate number of shares issuable upon the exercise of options, any reduction in the purchase price of the Common Stock covered by any option, any extension of the period during which options may be granted or increase in the maximum term of options, and any material modification in the requirements as to eligibility for participation in the 1994 Plan shall be subject to the approval of stockholders. No suspension, termination, modification or amendment of the 1994 Plan may adversely affect an optionee's rights under an option theretofore granted without the consent of the optionee.

    The 1994 Plan also authorizes the Board of Directors to cause Chris-Craft or any subsidiary to give or arrange for financing, including direct loans, secured or unsecured, or guaranties of loans by banks, which guaranties may be secured in whole or in part by assets of Chris-Craft or any subsidiary corporation, to any eligible participant in the 1994 Plan who shall have been employed by Chris-Craft or any subsidiary for at least two years at the end of the fiscal year ending immediately prior to arranging such financing, but the Board of Directors may in any specific case authorize financing for an employee who has not served for such period. Such financing shall be for the purpose of providing funds for the purchase by such person of Common Stock pursuant to the exercise of an option, for payment of taxes incurred in connection therewith, or otherwise to purchase or carry a stock investment in Chris-Craft. The maximum amount of loans made and liabilities for guaranties incurred by Chris-Craft in connection with all such financing outstanding at any time will not exceed
$5,000,000. Each loan will bear interest. Each recipient of financing will be personally liable for the full amount of all financing extended to him. If authorized, such financing will be administered by a special committee of the Board consisting of not less than two directors, each of whom shall be a disinterested person.

    No option may be granted under the 1994 Plan or financing given or arranged after February 23, 2004, provided that financing given or arranged prior thereto may remain outstanding in accordance with such terms and conditions as may have been established by the Board of Directors or the committee administering such financing under the 1994 Plan.

    On March 16, 1994, the closing sale price of the Common Stock as reported in the consolidated transaction reporting system was $35.50 per share.

TAX CONSEQUENCES

    Chris-Craft has been advised as follows regarding the federal income tax consequences with respect to stock options, ISOs, SARs and payment in stock of the exercise price of options under the 1994 Plan.

    Optionees will not be taxed upon the grant of an option or a SAR. Except as noted below, at the time of exercise of an option other than an ISO, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares over the option price, and Chris-Craft generally will be entitled to a deduction in the same amount. The shares acquired pursuant to the exercise of an option other than an ISO will have a basis to the optionee equal to their fair market value on, and a holding period commencing on the day after, the date of exercise.

    At the time of exercise of an ISO, the optionee will recognize no income, and Chris-Craft will not be entitled to any deduction; the optionee generally will have an item of tax preference equal to the excess of fair market value of the shares at such time over the option price. Upon exercise of a SAR, the optionee will be taxed at ordinary income rates on the amount of cash received or the fair market value of shares acquired, and Chris-Craft generally will be entitled to a deduction in the same amount.

    Upon the sale of a share acquired pursuant to the exercise of an option other than an ISO, any gain or loss will result in a capital gain or loss measured by the difference between the optionee's basis and the amount realized on such sale, provided the share sold is a capital asset in the hands of the holder. Upon the sale of a share acquired pursuant to the exercise of an ISO, any gain or loss will result in a capital gain or loss measured by the difference between the amount realized on such sale and the exercise price, provided the share sold is a capital asset in the hands of the holder. Such capital gain or loss will be long term gain or loss if at the time of sale the optionee held the share at least one year after its issuance to him following exercise and at least two years since the grant of the option. In the case of a disposition of a share having a shorter holding period (a "Premature Disposition"), a portion (or all) of such gain will be taxed at ordinary income rates to the extent of the lesser of (a) the excess of the fair market value of the share at the time of exercise over the option price and (b) the gain on the sale, and Chris-Craft will be entitled to a deduction in the same amount.

    If the optionee uses previously acquired shares of Common Stock to pay the exercise price of a stock option, the optionee will not ordinarily recognize taxable income to the extent that the number of new shares of Common Stock received does not exceed the number of previously acquired shares so used. If non-recognition treatment applies to the payment for option shares with previously acquired shares, the tax basis and holding period of the shares received without recognition of taxable income will be determined by reference to the basis and holding period of the shares surrendered as payment. If a greater number of shares of Common Stock is received upon exercise than the number of shares surrendered in payment of the option price, where an ISO is being exercised, such excess shares will have a zero basis in the hands of the holder; when an option other than an ISO is being exercised, the option holder will be required to include in gross income (and Chris-Craft will be entitled to deduct) an amount equal to the fair market value of the additional shares on the date the option is exercised less any cash paid for the shares, and the holding period will commence on the day after the exercise date. However, the Internal Revenue Service has announced that it will not issue advance rulings with respect to whether non-recognition treatment applies when an ISO is exercised by payment of the option price with shares of stock of the granting corporation.

    Moreover, if stock previously acquired by exercise of an ISO is transferred in connection with the exercise of another ISO, and if, at the time of such transfer, the stock so transferred has not been held for the holding period required in order to receive favorable treatment under the statutory stock option rules, then such transfer would be treated as a Premature Disposition. Accordingly, with respect to the shares so transferred, an option holder would recognize ordinary income under the rules governing Premature Disposition discussed earlier in this section. However, the shares so acquired upon exercise of an ISO can still qualify for ISO treatment, if all of the other ISO requirements are fulfilled.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1994 MANAGEMENT INCENTIVE PLAN.

                        1994 DIRECTOR STOCK OPTION PLAN

    The Board of Directors has adopted the 1994 Director Stock Option Plan (the "Director Option Plan"), subject to stockholder approval. The Board of Directors believes that the Director Option Plan is desirable to encourage ownership in Chris-Craft by outside directors, whose services are considered essential, by providing a further incentive to continue to serve as directors and, through utilization of the incentives provided by the Director Option Plan, to attract and retain experienced and qualified candidates to fill vacancies on the Board of Directors which may occur in the future.

    The Director Option Plan is set forth as Exhibit B to this Proxy Statement, and the following description is qualified in its entirety by this reference thereto.

    Under the Director Option Plan, options to purchase an aggregate of 300,000 shares of Chris-Craft Common Stock may be granted from time to time to persons who are now or shall become incumbent directors who are not, at the respective times, employees of Chris-Craft or any subsidiary ("Eligible Directors"). The aggregate number of shares that may be subject to options granted to any one director under the Director Option Plan shall not exceed 25,000 shares. Each
Eligible Director will be granted an option for 5,000 shares immediately following each annual meeting, beginning 1994. If the Director Option Plan is adopted, no further grant will be awarded under the 1989 Director Stock Option Plan. Seven incumbent directors and nominees will be eligible to participate in the Director Option Plan, if it is approved by stockholders.

    The Director Option Plan is to be administered by the Board of Directors. The Board is generally empowered to interpret the Director Option Plan, to prescribe, amend and rescind rules and regulations relating to it and to determine the terms and provisions of the respective option agreements. The per share exercise price of each option shall equal the fair market value of a share of the Common Stock on the date of grant. Upon exercise of an option, the optionee may pay the purchase price with cash, securities of Chris-Craft already owned by him, or a combination of cash and securities.

    Each option granted under the Director Option Plan will be evidenced by a written agreement in such form as the Board will from time to time approve. If the Director Option Plan is approved, immediately following each annual meeting of stockholders commencing with the 1994 Annual Meeting, each director who is on that date an Eligible Director will automatically be granted an option to purchase 5,000 shares of Common Stock. Options will not be transferable other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by him.

    No option will be exercisable after the expiration of the earliest of (i) five years from the date of grant, (ii) three months following (x) the retirement or resignation of the optionee as a director or (y) the failure of the optionee to be reelected as a director, or (iii) nine months following the total and permanent disability or death of the optionee.

    The number of shares subject to option and the exercise price of options are subject to appropriate adjustment by the Board in the event of changes in the outstanding Common Stock by reason of changes in Chris-Craft's corporate structure or capitalization, including stock dividends or stock splits.

    The Board of Directors may suspend, discontinue or amend the Director Option Plan provided, however, that (except for adjustments by reason of changes in Chris-Craft's corporate structure or capitalization) any change in the number of shares subject to the Director Option Plan, in the definition of the class of directors eligible to receive options or that will materially increase the benefits accruing to participants, shall require approval of stockholders. In addition, provisions of the Director Option Plan relating to the number of shares covered by an option at its initial grant and the exercise price may not be amended more frequently then once every six months, except to conform the plan to provisions of the Internal Revenue Code and ERISA.

    On March 16, 1994, the closing sale price of the Common Stock as reported in the Consolidated Transaction Reporting System was $35.50 per share.

TAX CONSEQUENCES

    Chris-Craft has been advised as follows regarding the federal income tax consequences applicable to the grant and exercise of options under the Director Option Plan:

    Optionees will not be taxed upon the grant of a stock option. Except as noted below, at the time of exercise of a stock option, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares over the option price, and Chris-Craft generally will be entitled to a deduction in the same amount. The shares so acquired will have a basis to the optionee equal to their fair market value on, and a holding period commencing on the day after, the date of exercise. Upon the sale of a share so acquired, any gain or loss will result in a capital gain or loss measured by the difference between the optionee's basis and the amount realized on such sale, provided the share sold is a capital asset in the hands of the holder.

    If the optionee uses previously acquired shares of Common Stock to pay the exercise price of a stock option, the optionee will not ordinarily recognize taxable income to the extent that the number of new shares received upon exercise of the stock option does not exceed the number of previously acquired shares so used. If non-recognition treatment applies to the payment for option shares with previously acquired shares, the tax basis and holding period of the shares received without recognition of taxable income will be determined by reference to the basis and holding period of the shares surrendered as payment. If a greater number of shares of Common Stock is received upon exercise than the number of shares surrendered in payment of the option price, the option holder will be required to include in gross income (and Chris-Craft will be entitled to deduct) an amount equal to the fair market value of the additional shares on the date the stock option is exercised less any cash paid for the shares, and the holding period of the additional shares will commence on the day after the exercise date.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1994 DIRECTOR STOCK OPTION PLAN.

                       PERFORMANCE-BASED COMPENSATION FOR
                     HERBERT J. SIEGEL AND EVAN C THOMPSON

    Chris-Craft has entered into employment agreements with Chris-Craft's Chairman, President and Chief Executive, Herbert J. Siegel, and with Chris-Craft's Executive Vice President and President of its Television Division, Evan C Thompson, as of January 1, 1994; earlier employment agreements with each of them expired December 31, 1993. Under newly enacted Section 162(m) of the Code, compensation in excess of $1 million paid to the five highest-paid executive officers of a public company is not deductible expense for federal income tax purposes, with certain exceptions. One exception covers performance-based compensation that is approved by stockholders. The bonus provisions of each of the 1994 agreements are being submitted for approval by stockholders, with the intention that such approval will qualify those provisions for such exception. Each of the 1994 agreements provides that current compensation otherwise payable that is not deductible for federal income tax purposes will be credited to a deferred compensation account, and paid to the executive after his employment with Chris-Craft has terminated. Accordingly, if the bonus provisions of either 1994 agreement are not approved, or the bonus (or any portion thereof) otherwise payable to either executive is determined for any other reason to be nondeductible for federal income tax purposes, then after such determination, the nondeductible amount will not be paid currently, but will be credited to the executive's deferred compensation account. Information respecting provisions of the 1994 agreements other than the bonus provisions appears under EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS.

    The bonus provisions of Mr. Siegel's agreement being submitted to stockholders for approval specify that Chris-Craft will pay Mr. Siegel a cash bonus equal to 1 1/2% of the amount by which Chris-Craft "Pre-tax Income" exceeds $36,000,000 for each fiscal year. For purposes of the 1994 agreement, "Pre-tax Income" means Chris-Craft income before provision for income taxes and minority interest, as such amount is reported on Chris-Craft's audited consolidated statements of income included in its annual report to stockholders; provided that, in determining such "Pre-tax Income," there will be excluded (i) any loss of any business commenced or newly acquired by Chris-Craft during (or within the six months next preceding commencement of) the employment term, if such business would at any time during such term constitute a

Development Stage Company under Securities and Exchange Commission Regulation S-X, assuming such business were organized as a separate entity, e.g., the broadcast television network currently under development, but only to the extent that the loss of such business, aggregated with the losses of all other such businesses (if any) so commenced or acquired, exceeds $10,000,000 in any fiscal year, and provided, further, that such losses incurred by any business shall not be so excluded for any fiscal year beginning after the fourth anniversary of the date of commencement or acquisition of such business by Chris-Craft; and (ii) any goodwill amortization (similarly determined) arising out of a business acquisition during the employment term. Mr. Siegel's bonus for 1993 would have been $5,229,000, if it had been computed under the foregoing formula and would have been $1,939,000 if it had been computed under the foregoing formula, but excluding extraordinary nonoperating income for gains realized on Chris-Craft's interest in Time Warner Inc. The Board of Directors has unanimously approved Mr. Siegel's agreement, and the Compensation Committee has adopted and established the bonus provisions as a "performance goal" as contemplated by Section 162(m) of the Code.

    The bonus provisions of Mr. Thompson's 1994 employment agreement being submitted to stockholders for approval specify that Chris-Craft will pay Mr. Thompson a cash bonus equal to 1% of the amount by which Chris-Craft's "TV Broadcast Cash Flow" for each year exceeds $20 million, up to $50 million, and 2% of the amount by which TV Broadcast Cash Flow exceeds $50 million (each of $20 million and $50 million, a "Base Amount"). The bonus computation will be adjusted if Chris-Craft acquires, in one or more transactions, additional television stations having aggregate mean TV Broadcast Cash Flow, for the three fiscal years of each such television station prior to its acquisition by Chris-Craft, exceeding $10 million, or disposes of a television station having mean TV Broadcast Cash Flow for the three fiscal years prior to its disposition by Chris-Craft exceeding $5 million. TV Broadcast Cash Flow for purposes of the bonus calculation means operating income plus depreciation and amortization of goodwill and programming contracts, minus payments on programming contracts.The Board of Directors will consider adjusting the bonus calculation and formulae if and at such time as Chris-Craft shall own 10 or more television stations or Mr. Thompson shall have chief operating responsibility for a business owned by Chris-Craft that derives revenues exceeding $25,000,000 other than from television broadcasting. Mr. Thompson's bonus for 1993 would have been $712,000, if it had been computed under the foregoing formula. The Board of Directors has unanimously approved Mr. Thompson's 1994 employment agreement, and the Compensation Committee has adopted and established the bonus provisions as a "performance goal" as contemplated by Section 162(m) of the Code.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE BONUS PROVISIONS OF EACH OF THE 1994 EMPLOYMENT AGREEMENTS.

                              STOCKHOLDER PROPOSAL

    The Sisters of St. Francis of Philadelphia, Our Lady of Angels Convent-Glen Riddle, Aston Pennsylvania, 19014 have advised Chris-Craft that they will "submit for consideration and action by the shareholders" a resolution, and that they are the holder of record of 18,428 shares of Common Stock. The resolution together with the proponents' statement in support, and the recommendation of the Board of Directors with respect thereto, is set forth below:

    "Our company's Board of Directors includes neither women nor minorities. We believe that major corporations, aware that employees, customers and stockholders include a broad diversity in terms of sex and race, should have a Board that includes persons of diverse racial backgrounds and gender.

    "The Office of Federal Contract Compliance mandates that companies must not discriminate on the basis of race, sex, color, religion, national origin, disability, or veterans status. Women and minorities comprise over fifty percent of America's workforce and the U.S. Department of Labor reports their advancement is oftentimes hindered by artificial barriers -- glass ceilings. Our company must make a strong and continued commitment to use its available tools and resources to remove glass ceiling barriers, because it is our responsibility under the law, and the right thing to do.

    "While racial and gender diversity among the purchasing population and the workforce has experienced an enormous increase, the Equal Employment Opportunity Commission reports 97% of senior ranks of corporations are occupied by white males. We believe our company needs to open up top management and the board to qualified people of all races and women.

    "We believe Boards of Directors of many corporations have benefitted from the perspectives of well qualified women and minority members. In addition, increasingly individual and institutional investors are voting their proxies against boards which are not representative and have no women or minorities. We believe it is not in our company's best long range interests to keep an all white male board, excluding women and minorities. It unfortunately gives the impression of an "exclusive club" closed to any perspectives beyond those in the inner sanctum.

    "Increasingly major corporations are broadening their boards by including women and minorities. We believe our company should show similar leadership.

    "BE IT RESOLVED, that shareholders request:

        "1. The nominating committee of the Board in its search for suitable Board candidates, make a greater effort to search for qualified women and minority candidates for nomination to the Board of Directors.

        "2. Report on our Corporation's efforts to encourage diversified representation on our Board of Directors.

        "3. Issue a statement publicly committing the company to a policy of board inclusiveness with the CEO's policy program for steps to take and the timeline expected to move in that direction."

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

    Chris-Craft does not discriminate on the basis of race, sex, color, religion, national origin, disability, or veteran status. Chris-Craft's policy is to comply with all laws, including those applicable to equal opportunity. Chris-Craft seeks the best qualified individuals for Board positions. The Board believes that stockholder interests would not be served by changes in the composition of the Board of Directors according to an arbitrary timetable.

                     RATIFICATION OF SELECTION OF AUDITORS

    The stockholders are to take action upon ratification of the selection of Price Waterhouse as auditors of Chris-Craft for its fiscal year ending December 31, 1994. Representatives of Price Waterhouse are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions. Price Waterhouse was the independent accountant for Chris-Craft for its fiscal year ended December 31, 1993. If the selection of Price Waterhouse is not ratified, or prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent public accountants whose selection for any period subsequent to the next annual meeting will be presented for stockholder approval at such meeting.

    On February 27, 1992, Price Waterhouse was engaged as the principal accountant for Chris-Craft, BHC and UTV, and Arthur Andersen & Co. ("Arthur Andersen"), which was the independent accountant for Chris-Craft, BHC and UTV for the year ended December 31, 1991, was replaced as their independent accountant, effective on completion of the 1991 audit. Arthur Andersen's reports on the financial statements of Chris-Craft, BHC and UTV for 1991 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the audit committees of each of Chris-Craft, BHC and UTV. Since January 1, 1991 there were no disagreements between Chris-Craft, BHC or UTV and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreements in connection with any such report.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

    Stockholder proposals intended for inclusion in the proxy statement for the next annual meeting must be received by Chris-Craft at its principal executive offices by November 30, 1994.

                                    GENERAL

    The Board of Directors did not know, a reasonable time before the commencement of the solicitation, of any business constituting a proper subject for action by the stockholders to be presented to the meeting other than as set forth in this Proxy Statement. However, if any other matter should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote such proxy in accordance with their best judgment.

    CHRIS-CRAFT'S 1993 FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, EXCLUSIVE OF EXHIBITS, WILL BE MAILED WITHOUT CHARGE TO ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, UPON WRITTEN REQUEST TO: BRIAN C. KELLY, SECRETARY, CHRIS-CRAFT INDUSTRIES, INC., 767 FIFTH AVENUE, NEW YORK, NEW YORK 10153.

    Chris-Craft will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to stockholders. Solicitation material will be furnished to brokers, fiduciaries and other custodians to forward to beneficial owners of stock held in their names, and Chris-Craft will reimburse these organizations in accordance with the New York Stock Exchange schedule of charges for the cost of forwarding proxy material to such beneficial owners. The solicitation of proxies will also be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors or employees of Chris-Craft, who will receive no additional compensation therefor. Chris-Craft has engaged Georgeson & Company Inc. to solicit proxies and distribute materials to brokerage houses, banks, custodians and other nominee holders and will pay approximately $7,500 for these services, in addition to reimbursement of certain expenses.

                                          By Order of the Board of Directors,

                                                       BRIAN C. KELLY, SECRETARY

                                                                       EXHIBIT A

                          CHRIS-CRAFT INDUSTRIES, INC.
                         1994 MANAGEMENT INCENTIVE PLAN

1.  PURPOSE OF THE 1994 PLAN.
    Chris-Craft Industries, Inc. (the "Corporation") desires to attract and retain the best available talent and to encourage the highest level of performance. The 1994 Management Incentive Plan (the "1994 Plan") is intended to contribute significantly to the attainment of these objectives, by affording eligible employees of the Corporation or any of its parent or subsidiary corporations the opportunity to acquire and to increase their proprietary interests in the Corporation and by providing incentives for such employees to put forth maximum efforts for the success of the business.

2.  SCOPE AND DURATION OF THE 1994 PLAN.
    Under the 1994 Plan, options ("Options") to purchase Common Stock of the Corporation, par value $.50 per share ("Common Stock"), and stock appreciation rights ("Rights"), may be granted. Rights may be granted only in association with Options. Options may, at the time of grant, also be designated as incentive stock options ("ISOs") with the attendant tax benefits provided under Section 422 of the Internal Revenue Code of 1986 (the "Code"). The aggregate fair market value (determined at the time an ISO is granted) of the Common Stock covered by ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Corporation and any parent corporation or any of its subsidiary corporations), may not exceed $100,000.

    The aggregate number of shares of Common Stock reserved for grant from time to time under the 1994 Plan is 2,500,000, which shares may be authorized but unissued shares or shares which shall have been or which may be reacquired by the Corporation. The aggregate number of shares which may be subject to Options granted to any one employee within any period of three years under the 1994 Plan shall not exceed 500,000 shares. Such aggregate numbers shall be subject to adjustment as provided in paragraph 12. If an Option shall expire or terminate for any reason without having been exercised in full or surrendered in full in connection with the exercise of a Right, the shares represented by the portion thereof not so exercised or surrendered shall (unless the 1994 Plan shall have been terminated) become available for other Options to be granted under the 1994 Plan. The 1994 Plan shall become effective upon approval by the stockholders of the Corporation as provided in paragraph 13. No Option or Right shall be granted under the 1994 Plan after February 23, 2004. The grant of an Option or a Right is sometimes referred to herein as an award thereof.

3.  ADMINISTRATION OF THE 1994 PLAN.
    The Board of Directors shall appoint a 1994 Plan Committee (the "Committee") to administer the 1994 Plan, except as otherwise specifically provided in the 1994 Plan. The Committee shall consist of not less than two members of the Board of Directors, each of whom shall be a disinterested person (as hereinafter defined). The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee.

    The Committee shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the 1994 Plan, to direct the grant of Options, to determine the number of shares and purchase price of the Common Stock covered by each Option, the employees to whom, and the time or times at which, Options shall be granted and may be exercised; to designate Options as ISOs; to direct the grant of Rights in connection with any Option; to interpret the 1994 Plan; to prescribe, amend, and rescind rules and regulations relating to the 1994 Plan, including, without limitation, such rules and regulations as it shall deem advisable so that transactions involving Options or Rights may qualify for exemption under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16 (b) of the Securities Exchange Act of 1934 (the "Exchange Act"); to determine the terms and provisions of and to cause the Corporation to enter into, agreements with employees in connection with awards made under the 1994 Plan ("Agreements"), which Agreements may vary from one another as the Committee shall deem appropriate; to amend any such Agreements from time to time, with the consent of the optionee; and to make all other determinations it may deem necessary or advisable for the administration of the 1994 Plan. Any interpretation or determination made by the Committee pursuant to the foregoing shall be conclusive and binding upon any person having or claiming any interest under the 1994 Plan.

    The Committee shall hold its meetings at such times and places as it shall deem advisable. Members may participate in meetings through conference telephone or similar arrangements. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as the Committee may deem advisable and may employ (or authorize any person to whom it has delegated duties as aforesaid to employ) one or more persons to render advice with respect to any responsibility the Committee (or such person) may have under the 1994 Plan.

4.  ELIGIBILITY: FACTORS TO BE CONSIDERED IN GRANTING AWARDS.
    Options may be granted only to employees (including officers and directors who are employees) of the Corporation or of any parent or subsidiary corporation who shall have been so employed for a period of at least one year at the end of the fiscal year ended immediately prior to the grant; provided that the Board of Directors may, in any specific case, authorize an award to an employee who shall not have served for such a period. In determining the persons to whom awards shall be made and the number of shares to be covered by each option, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation or any parent or subsidiary corporation, the anticipated number of years of effective service remaining, and such other factors as the Committee, in its discretion, shall deem relevant in connection with accomplishing the purposes of the 1994 Plan. No person shall be eligible for an Option grant if he shall have filed with the Secretary of the Corporation an instrument waiving such eligibility; provided that any such waiver may be revoked by filing with the Secretary of the Corporation an instrument of revocation, which revocation will be deemed effective upon such filing. Subject to the provisions of paragraph 2, more than one award under the 1994 Plan may be made to any employee.

5.  OPTION PRICE.
    The purchase price per share of the Common Stock covered by each Option shall be established by the Committee, but in no event shall it be less than the fair market value (as hereinafter defined) of a share of Common Stock on the date the Option is granted.

    In the case of an individual who at the time the Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Corporation or of its parent or a subsidiary corporation (a "10% Holder"), the purchase price of the Common Stock covered by any ISO shall in no event be less than 110% of the fair market value of the Common Stock on the date the ISO is granted.

6.  TERM OF OPTIONS.
    The term of each Option shall be fixed by the Committee, but in no event shall it be more than 10 years from the date of grant, subject to earlier termination as provided in paragraphs 10 and 11. The term of an ISO granted to a 10% Holder shall be no more than 5 years from the date of grant. The term of any Option may be extended from time to time by the Committee, provided that no such extension shall extend the term beyond 10 years from the date of grant.

7.  EXERCISE OF OPTIONS.
    (a) Subject to the provisions of the 1994 Plan, an Option granted under the 1994 Plan shall become fully exercisable on the third anniversary of the date of grant. Prior thereto, each Option shall become exercisable as to one-third of the number of shares originally covered thereby upon the first anniversary of the date of the grant of the Option; and as to an additional one-third upon the second anniversary of the date of the grant of the Option. Such installments shall be cumulative. Notwithstanding the foregoing, at any time subsequent to the first anniversary of the date of grant, the Committee may declare any Option immediately and fully exercisable, and Options shall automatically become fully exercisable upon the normal retirement or death or permanent and total disability of an optionee as provided in paragraphs 10 and 11. Except as provided in paragraphs 10 and 11, no Option may be exercised unless the optionee has remained an employee of the Corporation or any parent or subsidiary corporation (or any combination thereof) continuously from the date of grant.

    (b) An Option may be exercised as to any or all full shares as to which the Option is then exercisable; provided that an Option may not be exercised as to fewer than 100 shares (or less than all the shares as to which the Option is then exercisable, if fewer than 100 shares).

    (c) The purchase price of the shares as to which an Option is exercised shall be paid in full in cash at the time of exercise; provided that, if permitted by the related Agreement or by the Committee, the purchase price may be paid, in whole or in part, by surrender or delivery to the Corporation of securities of the Corporation having a fair market value on the date of exercise equal to the portion of the purchase price being so paid. In addition, the optionee shall, upon notification of the amount due and prior to or concurrently with delivery to the optionee of a certificate representing such shares, pay promptly any amount necessary to satisfy applicable federal, state or local tax requirements.

    (d) No person shall have the rights of a stockholder with respect to shares covered by an Option until such person becomes the holder of record of such shares.

8.  AWARD AND EXERCISE OF RIGHTS.
    (a) A Right may be awarded by the Committee in association with any Option either at the time such Option is granted or at any time prior to the exercise in full, termination, or expiration of such Option. Each such Right shall be subject to the same terms and conditions as the related Option and shall be exercisable only to the extent such Option is exercisable, and the Right Value, as hereinafter defined, is a positive amount.

    (b) A Right shall entitle the optionee to surrender to the Corporation unexercised the related Option (or any portion or portions thereof which the optionee from time to time shall determine to surrender for this purpose) and to receive in exchange therefor, subject to the provisions of the 1994 Plan and such rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to the product of (A) the Right Value of one share, as hereinafter defined, and (B) the number of shares covered by the Option, or portion thereof that is surrendered. For purposes of the 1994 Plan, the Right Value of one share shall be the greater of (x) the excess of (i) the fair market value of one share on the date on which the Right is exercised, over (ii) the option price per share of the surrendered Option, or
(y) the excess of (i) the book value of one share as of the last day of the fiscal quarter of the Corporation ended immediately prior to the date on which the Right is exercised, over (ii) the book value of one share as of the last day of the fiscal quarter of the Corporation ended immediately prior to the date of the grant of the surrendered Option, except that if the surrendered Option is an ISO, the Right Value shall be determined only pursuant to (x). For purposes of the 1994 Plan, the book value of one share shall be determined by dividing the Shareholders' Investment as of the relevant date (after eliminating such portion of such Shareholders' Investment as of the Committee shall determine to be applicable to securities of the Corporation other than Common Stock) by the number of shares issued and outstanding at such date. The Committee may also make such adjustments to Shareholders Investment as the Committee, in its sole discretion, shall consider appropriate, in view of the purpose of the 1994 Plan, to reflect any unusual or non-recurring transaction or any extraordinary income or expense item. The date on which the Committee or the Corporation shall receive notice from the optionee of the exercise of a Right shall be considered the date on which the Right is exercised.

    Upon exercise of a Right, an optionee shall indicate to the Committee what portion of the payment he desires to receive in cash and what portion in shares of Common Stock of the Corporation; provided, that the Committee shall have sole discretion to determine in any case or cases that payment will be made in the form of all cash, all shares, or any combination thereof. If the optionee is to receive a portion of such payment in shares, the number of shares shall be determined by dividing the amount of such portion by the fair market value of one share on the date on which the Right is exercised. The number of shares that may be received pursuant to the exercise of a Right may not exceed the number of shares covered by the related Option, or portion thereof, that is surrendered. No fractional shares will be issued, but instead cash will be paid for any such fractional share.

    No payment will be required from the optionee upon exercise of a Right, except that the optionee shall, upon notification of the amount due and prior to or concurrently with delivery to the optionee of cash or a certificate representing shares, pay promptly any amount necessary to satisfy applicable federal, state or local tax requirements, and the Corporation shall have the right to deduct from any payment any taxes required by law to be withheld by the Corporation with respect to such payment.

    (c) Upon exercise of a Right, the number of shares subject to exercise under the related Option shall be reduced automatically by the number of shares represented by the Option, or portion thereof, that is surrendered. Shares subject to Options, or portions thereof, that are surrendered in connection with the exercise of Rights shall not be available for subsequent Option grants under the 1994 Plan.

    (d) Whether payments upon exercise of Rights are made in cash, shares or a combination thereof, the Committee shall have discretion as to the timing of the payments, including whether payment shall be made in a lump sum or in installments, but payment may not be deferred beyond the first business day of the fifteenth calendar month next following the month of exercise of a Right. Deferred payments may bear interest at a rate determined by the Committee. The Committee may make such other further provisions and adopt such rules and regulations as it shall deem appropriate, not inconsistent with the 1994 Plan, related to the timing of the exercise of a Right and the determination of the form and timing of payment to the optionee upon such exercise.

9.  NON-TRANSFERABILITY OF OPTIONS AND RIGHTS.
    Options and Rights granted under the 1994 Plan shall not be transferable, other than by will or the laws of descent and distribution, and Options and Rights may be exercised, during the lifetime of the optionee, only by the optionee, or by his guardian or legal representative.

10.  TERMINATION OF RELATIONSHIP TO THE CORPORATION.
    (a) In the event that any optionee shall cease to be an employee of the Corporation and of any parent or subsidiary corporation, other than by reason of death or permanent and total disability, any Option held by such optionee may be exercised (to the extent that the optionee was entitled to exercise such Option at the termination of such employment) at any time within three months after such termination, but not later than the date on which the Option, by its terms, otherwise would have expired; provided, however, that any Option held by an employee whose employment shall be terminated either (A) by the Corporation for cause or (B) voluntarily by the employee and without the consent of the Corporation or any parent or subsidiary corporation (which consent shall be presumed in the case of normal retirement), shall, to the extent not theretofore exercised, forthwith terminate. Notwithstanding the provisions of paragraph 7 specifying the installments in which an Option shall be exercisable, upon an optionee's actual retirement at any time subsequent to the first anniversary of the grant of the Option, the Option shall be exercisable (within the time periods set forth in this paragraph 10(a)) as to all shares of Common Stock remaining subject to the Option; provided, however, such acceleration shall not be applicable if the optionee retires prior to his normal retirement date and without the consent of the Corporation.

    (b) Awards made under the 1994 Plan shall not be affected by any change of duties or position so long as the optionee continues to be an employee of the Corporation, or any parent or subsidiary corporation.

    (c) Any Agreement may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates for purposes of the 1994 Plan and the effect of leaves of absence, which provisions may vary from one another. Without limiting the foregoing, any Agreement may provide, for purposes of paragraphs 7(a), 10 and 11, that, with respect to the award of non-ISO Options to which the Agreement relates, the optionee's employment shall be deemed not to terminate upon, and such optionee shall be deemed to continue to be employed until, the termination of the optionee's engagement as a consultant, if such engagement commences within three months after the optionee ceases to be an employee.

    (d) Nothing in the 1994 Plan or in any award made pursuant to the 1994 Plan shall confer upon any employee any right to continue in the employ of the Corporation or any parent or subsidiary corporation or affect the right of the Corporation or such parent or subsidiary corporation to terminate his employment at any time.

11.  DEATH OR DISABILITY OF OPTIONEE.
    If an optionee shall die or become permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, while he is employed by the Corporation or any parent or any subsidiary corporation, or within three months after the termination of his employment (other than termination for cause or voluntarily on the part of the optionee and without the consent of the Corporation or such parent or subsidiary corporation), such Option may be exercised as set forth herein by the guardian or legal representative of the optionee, or by the optionee, at any time within nine months after the earlier of the death or commencement of permanent and total disability of the optionee, but not later than the date on which the Option, by its terms, otherwise would have expired. Notwithstanding the provisions of paragraph 7 specifying the installments in which an Option shall be exercisable, upon the optionee's death or commencement of permanent and total disability at any time subsequent to the first anniversary of the grant of the Option, the Option shall be exercisable (within the time periods set forth in this paragraph 11) as to all shares of Common Stock remaining subject to the Option.

12.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.
    Notwithstanding any other provision of the 1994 Plan, each Agreement may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares covered by such Option, the exercise prices and the number of shares as to which Options shall be exercisable at any time, and appropriate changes in Rights related to such
Options, in  the  event  of changes  in  the  outstanding Common  Stock  of  the
Corporation by reason of stock dividends, split-ups, reverse splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, spin-offs, reorganizations, liquidations and the like. In the event of any such change in the outstanding Common Stock of the Corporation, the aggregate number of shares as to which Options may be granted under the 1994 Plan and to any employee shall be appropriately adjusted by the Committee, whose determination shall be conclusive. No adjustment shall be made in the requirements set forth in paragraph 7(b) with respect to the minimum number of shares that must be purchased upon any exercise.

    In the event that a (i) dissolution, liquidation, merger or consolidation of the Corporation, (ii) sale of all or substantially all of the assets of the Corporation or sale of substantially all of the assets or a majority of the stock of a subsidiary of which the optionee is then an employee, or (iii) change in control of the Corporation has occurred or is about to occur, then, if the Committee shall so determine, each Option under the 1994 Plan, if such event shall occur with respect to the Corporation, or each Option held by an employee of a subsidiary corporation respecting which such event shall occur, shall be terminated upon the occurrence of such event, and the Corporation shall pay the optionee in lieu thereof an amount equal to (i) the Right Value of one share at the close of business on the day next preceding occurrence of such event, multiplied by (ii) the full number of shares subject to the Option, without regard to whether any installment is then otherwise exercisable.

    For purposes of the 1994 Plan, the term "change in control" means an event or series of events that would be required to be described as a change in control of the Corporation in a proxy or information statement pursuant to
Schedule 14A or 14C promulgated under the Act. The determination whether and when a change in control has occurred or is about to occur shall be made by vote of a majority of the persons who shall have constituted the Committee immediately prior to the occurrence of the event or series of events constituting such change in control.

13.  EFFECTIVENESS OF THE 1994 PLAN.
    The 1994 Plan shall become effective upon the approval thereof by a majority of the votes properly cast thereon at a meeting of stockholders of the Corporation duly called and held. The Committee thereafter may, in its discretion, make awards under the 1994 Plan, the exercise of which shall be expressly subject to the conditions that, at the time of exercise, (i) the shares of Common Stock reserved for purposes of the 1994 Plan shall be duly listed, upon official notice of issuance, upon the New York Stock Exchange, if shares of Common Stock are then so listed, and (ii) a Registration Statement under the Securities Act of 1933 (the "Securities Act") with respect to such shares shall be effective, or other provision satisfactory to the Committee shall have been made so that such shares may be issued without violation of the Securities Act.

14.  TERMINATION AND AMENDMENT OF THE 1994 PLAN.
    The Board of Directors of the Corporation may, at any time prior to the termination of the 1994 Plan, suspend, terminate, modify or amend the 1994 Plan; provided that any increase in the aggregate number of shares reserved for issuance upon the exercise of Options, any increase in the maximum number of shares for which Options may be granted to any employee during any period, any reduction in the purchase price of the Common Stock covered by any Option, any extension of the period during which Options may be granted or increase beyond ten years in the maximum term of Options, any change in the formula for determining the amount payable upon exercise of a Right, or any material modification in the eligibility requirements for participation in the 1994 Plan, shall be subject to the approval of stockholders in the manner provided in paragraph 13, except that any such increase, reduction, or change that may result from any adjustment authorized by paragraph 12 or any modification or amendment based on any amendment of the Exchange Act, the Code or change in any regulation promulgated thereunder (to the extent permitted by the Exchange Act, the Code, the Securities and Exchange Commission or the Internal Revenue Service) shall not require such approval. No suspension, termination, modification or amendment of the 1994 Plan may, without the consent of the holder of an outstanding option, adversely affect the rights of such holder.

15.  FINANCING FOR INVESTMENT IN STOCK OF THE CORPORATION.
    Until February 23, 2004, the Board of Directors may cause the Corporation or any subsidiary to give or arrange for financing, including direct loans, secured or unsecured, or guaranties of loans by banks, which guaranties may be secured in whole or in part by assets of the Corporation or any subsidiary, to any employee of the Corporation or any parent corporation or any subsidiary corporation who shall have been so employed for a period of at least two years at the end of the fiscal year ended immediately prior to the arranging of such financing; but the Board of Directors may, in any specific case, authorize financing for an employee who shall not have served for such period. Such financing shall be for the purpose of providing funds for any one or more of: the purchase by the employee of shares pursuant to the exercise of an Option; the payment of taxes incurred in connection with such exercise; or otherwise purchasing or carrying a stock investment in the Corporation. The maximum amount of financing given and liability incurred by the Corporation and its subsidiaries in connection with all such financing at any time outstanding shall not exceed $5,000,000. Such financing shall bear interest at a rate not less than the lowest rate that avoids imputation of interest at a higher rate under the Code. Each recipient of such financing shall be personally liable for the full amount of all financing extended to him. Such financing shall be based upon the judgment of the Board of Directors that such financing may reasonably be expected to benefit the Corporation, and that such financing as may be granted shall be consistent with the Certificate of Incorporation and By-Laws of the Corporation or such subsidiary, and applicable laws.

    If any such financing is authorized by the Board of Directors, such financing shall be administered by a special committee of the Board to be denominated the Stock Investment Financing Committee. Such Committee shall consist of not less than two directors, each of whom shall be a disinterested person.

16.  SEVERABILITY.
    In the event that any one or more provisions of the 1994 Plan or any Agreement, or any action taken pursuant to the 1994 Plan or such Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other government, such unenforceability or invalidity shall not affect any other provision of the 1994 Plan or of such or any other Agreement, but in such particular jurisdiction and instance the 1994 Plan, and the affected Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

17.  EFFECT ON PRIOR OPTION PLANS.
    The adoption of the 1994 Plan shall have no effect on outstanding options previously granted by the Corporation.

18.  CERTAIN DEFINITIONS.
    (a) The term "parent corporation" and "subsidiary corporation" shall have the meanings, with respect to the Corporation, set forth in Sections 425(e) and
(f) of the Code, respectively.

    (b) The term "disinterested person" shall mean a director who is not, during the one year prior to service as an administrator of the 1994 Plan, or during such service, granted or awarded equity securities pursuant to the 1994 Plan or any other plan of the Corporation or any of its affiliates, except that: (A) participation in a formula plan meeting the conditions in paragraph (c)(2)(ii) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 ("Rule 16b-3") shall not disqualify a director from being a disinterested person, and
(B) participation in an ongoing securities acquisition plan meeting the conditions in paragraph (d)(2)(i) of Rule 16b-3 shall not disqualify a director from being a disinterested person.

    (c) The term "fair market value" of a share of Common Stock shall mean as of the date on which such fair market value is to be determined the closing price of a share of Common Stock as reported in The Wall Street Journal (or a publication deemed equivalent to The Wall Street Journal for such purpose by the Committee) for the national securities exchanges and other securities markets which at the time are included in the stock price quotations of such publication. In the event that the Committee shall determine such stock price quotation is not representative of fair market value, the Committee may determine fair market value in such a manner as it shall deem appropriate under the circumstances.

                                                                       EXHIBIT B

                          CHRIS-CRAFT INDUSTRIES, INC.
                        1994 DIRECTOR STOCK OPTION PLAN

1.  PURPOSE
    The purpose of this 1994 Director Stock Option Plan (the "Plan") of Chris-Craft Industries, Inc. (the "Company"), is to encourage ownership in the Company by outside directors of the Company whose services are considered essential to the Company's continued progress and thus to provide them with a further incentive to continue to serve as directors of the Company. The Plan is also intended to assist the Company through utilization of the incentives provided by the Plan to attract and retain experienced and qualified candidates to fill vacancies in the Board of Directors which may occur in the future.

2.  ADMINISTRATION
    The Plan will be administered by the Board of Directors (the "Board") of the Company. Subject to the express provisions of the Plan, the Board will have complete authority to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms and provisions of the respective option agreements (which need not be identical); and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations on the matters referred to in this Section 2 will be conclusive.

3.  PARTICIPATION IN THE PLAN
    Persons who are now or shall become incumbent directors of the Company who are not at the respective times employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan (an "Eligible Director"). A director of the Company shall not be deemed to be an employee of the Company solely by reason of the existence of a consulting contract or arrangement between such director and the Company or any subsidiary thereof pursuant to which the director agrees to provide consulting services to the Company or its subsidiaries on a regular or occasional basis for a stated consideration.

4.  STOCK SUBJECT TO THE PLAN
    The stock subject to the Plan shall consist of 300,000 shares of Common Stock, $.50 par value, of the Company ("Common Stock"), as the same may be adjusted pursuant to Section 9. Subject to Section 9, options for not more than 25,000 shares may be granted to an Eligible Director pursuant to the Plan. Shares issuable on exercise of options granted under this Plan may, as the Board shall from time to time determine, be either authorized and unissued shares of Common Stock or issued shares of Common Stock that have been reacquired by the Company. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares represented by the portion thereof not so exercised shall (unless the Plan shall have been terminated) become available for other options to be granted under the Plan.

5.  STOCK OPTIONS
    Each option granted under this Plan shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

        A. CURRENT SERVICE OPTIONS. Commencing in 1994, immediately following each annual meeting of stockholders of the Company, each director who is on that date an Eligible Director shall automatically be granted under the Plan an option to purchase 5,000 shares of Common Stock.

        B. OPTION PRICE PER SHARE. All options granted hereunder shall be exercisable at a price per share equal to the fair market value (as hereinafter defined) of a share of Common Stock on the date of the grant. For purposes of the Plan, the term "fair market value" of a share of Common Stock shall mean, as of the date on which such fair market value is to be determined, the closing price of a share of Common Stock as reported in The Wall Street Journal (or a publication or reporting service deemed equivalent to The Wall Street Journal for such purpose by the Board) as reported for the national securities exchanges and other securities markets which at the time are included in the stock price quotations of such publication. In the event that the Board shall determine such stock price quotation is not representative of fair market value, the Board may determine fair market value in such a manner as it shall deem appropriate under the circumstances.

        C. OPTIONS NONTRANSFERABLE. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercisable during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged, or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process.

        D. EXPIRATION OF OPTIONS. No option shall be exercisable after the expiration of the earliest of (i) five years from the date when such option was granted, (ii) three months following (x) the retirement or resignation of the optionee as a director of the Company or (y) the failure of the optionee to be re-elected a director of the Company, or (iii) nine months following the total and permanent disability or death of the optionee.

        E. EXERCISE OF OPTIONS. Options may be exercised at any time by notice to the Company, accompanied by payment of the full purchase price for the Common Stock as to which they are exercised, as well as any federal, state, and/or local income tax withholding required in connection with the exercise. Such purchase price shall be paid in full upon any exercise of an option (i) by cash, including a personal check payable to the order of the Company or (ii) by delivering at fair market value, valued as of the date of delivery, securities issued by the Company already owned by the optionee, or
    (iii) by any combination of (i) and (ii).

        F.    NONSTATUTORY OPTIONS.    No option  granted  under the  Plan shall
    constitute an "incentive stock option" as that term is defined in the Internal Revenue Code of 1986.

6.  MODIFICATION, EXTENSION, AND RENEWAL OF OPTIONS
    The Board shall have the power to modify, extend or renew outstanding options and authorize the grant of new options in substitution therefor, provided that such power may not be exercised in a manner which would (i) alter or impair any rights or obligations under any option previously granted without the written consent of the optionee or (ii) adversely affect the qualification of the Plan or any other stock-related plan of the Company under Rule 16b-3 adopted pursuant to the Securities Exchange Act of 1934, or any successor provision.

7.  ASSIGNMENT
    The rights and benefits under this Plan may not be assigned and any attempted assignment of such rights and benefits shall be null and void.

8.  LIMITATION OF RIGHTS

    A. NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option or any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

    B. NO STOCKHOLDERS' RIGHTS FOR OPTIONEES. An optionee or his representative shall have no rights as a stockholder with respect to the shares covered by his option until the date of the issuance to him or his representative of a stock certificate therefor.

9.  CHANGES IN PRESENT COMMON STOCK
    In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or capitalization affecting the Company's present Common Stock, appropriate adjustment shall be made by the Board in the number and kind of shares which are or may become subject to options granted or to be granted hereunder and the per share option price to be paid therefor.

10.  EFFECTIVE DATE AND DURATION OF THE PLAN
    If adopted by the stockholders at their 1994 annual meeting, this Plan shall become effective as of February 24, 1994, the date of its adoption by the Board and shall terminate on February 23, 2004 (unless earlier discontinued by the Board), but such termination shall not affect the rights of the holder of any option outstanding on such date of termination.

11.  AMENDMENT OF THE PLAN
    The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the stockholders no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the definition of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan. Notwithstanding the preceding sentence, none of Sections 3, 5.A, or 5.B shall be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, federal securities laws or the rules thereunder.

12.  COMPLIANCE WITH LAW, ETC.
    Notwithstanding any other provision of this Plan or agreements made pursuant hereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under this Plan prior to fulfillment of all of the following conditions:

        (i) Effectiveness of any registration or other qualification of such shares or the Company under any state or federal law or regulation which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable; and

        (ii) Grant of any other consent, approval or permit from any state or federal governmental agency or securities exchange which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable.

13.  NOTICE
    Any notice to the Company required by this Plan shall be in writing addressed to the Secretary of the Company at its principal office, and shall be deemed delivered only when it is received by the Secretary.

14.  GOVERNING LAW
    This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of New York and construed accordingly.

CHRIS-CRAFT INDUSTRIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P
R
O
X
Y

LAWRENCE R. BARNETT, JAMES J. ROCHLIS and BRIAN C. KELLY, and each of them, each with full power of substitution, hereby are authorized to vote, by a majority of those or their substitutes present and acting at the meeting or, if only one shall be present and acting, then that one, all of the shares of Chris-Craft Industries, Inc. that the undersigned would be entitled, if personally present, to vote at its 1994 annual meeting of stockholders and at any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side and in the notice of annual meeting and the proxy statement.


ELECTION OF DIRECTORS, NOMINEES:
HOWARD ARVEY, LAWRENCE R. BARNETT, JEANE J. KIRKPATRICK, JAMES J. ROCHLIS AND JOHN C. SIEGEL

PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY.

See Reverse side

X
0287
PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4(A), 4(B), AND 6 AND AGAINST PROPOSAL 5. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4(A), 4(B), AND 6 AND AGAINST PROPOSAL 5.

1.  Election of Directors (see other side)

    FOR           AUTHORITY WITHHELD
    ALL               AS TO ALL
  NOMINEES             NOMINEES

For, except authority withheld as to the following nominee(s):______________________________________

    FOR          AGAINST        ABSTAIN

2.  Adoption of 1994 Management Incentive Plan

3.  Adoption of 1994 Director Stock Option Plan

    FOR          AGAINST        ABSTAIN

4(a). Approval of performance based executive compensation for chief executive officer.

4(b). Approval of performance based executive compensation for executive vice president.

5. Stockholder's proposal relating to inclusion of women and minorities on the Board of Directors.

6.  Selection of Price Waterhouse as auditors.
Shareholder name and address

Note: Please sign exactly as your name appears hereon. If the named holder is a corporation, partnership, or other association, please sign its name and add your name and title. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title. If shares are held jointly, EACH holder should sign.

___________________________________________

___________________________________________
SIGNATURE(S)                    DATE